Exhibit 99.3

EXPLANATION CONCERNING ABSENCE OF CURRENT WRITTEN CONSENT OF ARTHUR ANDERSEN LLP

On March 20, 2002, BB&T Corporation (“BB&T”) announced that it had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as its independent public accountants. Subsequently, Arthur Andersen LLP was convicted of obstruction of justice charges relating to a federal investigation of Enron Corporation, has ceased practicing before the SEC, and has lost the services of material personnel responsible for Arthur Andersen LLP’s audit reports. As a result, it is not possible to obtain Arthur Andersen LLP’s updated written consent to the incorporation by reference into this Current Report on Form 8-K of Arthur Andersen LLP’s audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended, permits BB&T to omit Arthur Andersen LLP’s updated written consent from this filing, and permits BB&T to incorporate by reference the financial statements, supplementary data and financial statement schedule included herein into present and future registration statements, without the written consent of Arthur Andersen.

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

Accordingly, Arthur Andersen LLP may not have liability under Section 11(a) of the Securities Act because it has not consented to being named as an expert in BB&T’s registration statements, including any registration statement into which this Form 8-K may be incorporated by reference. In addition, the events arising out of Arthur Andersen LLP’s conviction would adversely affect the ability of Arthur Andersen LLP to satisfy any claims asserted against it. BB&T believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including BB&T’s officers and directors, may still rely on Arthur Andersen LLP’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

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